Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

SciPlay Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee (4)
Equity	Class A common Stock, par value $0.001 per share (“Class A Common Stock”)	Other	3,000,000	$12.43	$37,290,000	$92.70 per $1,000,000	$3,456.79
Total Offering Amounts					$37,290,000		$3,456.79
Total Fee Offsets							0
Net Fee Due							$3,456.79

(1) This registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by SciPlay Corporation (the “Registrant”) to register 3,000,000 additional shares of Class A Common Stock which may be issued under the Amended and Restated SciPlay Corporation Long-Term Incentive Plan (as the same may be further amended from time to time, the “Long-Term Incentive Plan”).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A Common Stock that may become issuable under the Long-Term Incentive Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Class A Common Stock.

(3) Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Class A Common Stock reported on the Nasdaq Global Select Market on February 24, 2022.

(4) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price.